Exhibit 10.6

PREFERENCE SHARE PURCHASE AGREEMENT AND
LETTER OF INVESTMENT INTENT

September 25, 2020

AnPac Bio-Medical Science Co., Ltd.
81 Bixing Street, Bihu County
Lishui, Zhejiang Province 323006
The People’s Republic of China

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby agrees to purchase Seven Hundred Thousand (700,000) Class A Preference Shares (the “Class A Preference Shares” or “Shares”) of AnPac Bio-Medical Science Co., Ltd., a company incorporated under the laws of the British Virgin Islands (the “Company”). The Investor acknowledges that this Preference Share Purchase Agreement and Letter of Investment Intent (“Agreement”) is subject to the following terms and conditions:

1.         Closing.

A.        Call Closings. From time to time on dates of the Investor’s choosing during the 12-month period following the date hereof (the “Call Option Period”), the Company shall sell and issue, and the Investor shall purchase, in one or more closings (each, a “Call Closing”), the Shares (collectively, the “Call Option”). The number of Shares to be sold and issued at each Call Closing shall be determined by the Investor in its sole discretion, provided that all Seven Hundred Thousand (700,000) Shares shall be purchased before the end of the Call Option Period and not less than $250,000 worth of Shares shall be purchased in every 30-day period during the Call Option Period. The Investor shall execute the Call Option by delivering one or more written notices to the Company during the Call Option Period in the form attached hereto as Exhibit A (each, a “Call Notice”), which Call Notice(s) shall specify the exact number of additional Shares the Investor desires to purchase from the Company at that time. Following the receipt by the Company of a Call Notice, the Company and the Investor shall proceed with the applicable Call Closing, provided that the Investor’s representations and warranties set forth in Section 4.B. below are still true and correct and subject to the terms of Section 7 below. The Company and the Investor shall mutually agree on the closing date for each such Call Closing, which date shall not be more than five (5) days following the Company’s receipt of the particular Call Option Notice, unless such later date is approved by the Investor (each, a “Call Closing Date”). On each Call Closing Date, (i) the Investor shall (x) execute and deliver any documents reasonably required by the Company in connection with such Call Closing and (y) deliver an amount equal to the Aggregate Purchase Price (defined below) divided by the applicable number of Shares being purchased on such Call Closing Date; and (ii) the Company shall deliver to the Investor a book entry statement representing the number of Shares being purchased by the Investor at such Call Closing.

B.        Notwithstanding the foregoing, in the event that the Company has not registered the resale of the Conversion Shares (as defined below) issuable upon conversion of the Shares to be issued at a Call Closing as contemplated by Section 3 below, then the Investor shall not be obligated to complete such Call Closing until such Conversion Shares are registered for resale.

C.        The Company shall reimburse the Investor for its legal and other costs incurred pursuant to this Agreement in the total amount of $210,000, payable $50,000 on the date hereof and $160,000 on the effective date of the Company’s SEC filing described in Section 4.A. below, either (i) in cash or (ii) at the Company’s option, in Class A Ordinary Shares of par value $0.01 each (the “Class A Ordinary Shares”) valued pursuant to Section 6 of the COD (as defined below) and registered for resale pursuant to this Agreement, and if the latter, such shares shall count towards the Exchange Cap (as defined in the COD); provided that such shares shall not count towards the amount of Shares called hereunder or any Conversion Shares under the COD.

2.         Purchase Price. The purchase price per Class A Preference Share is Ten Dollars ($10.00), for an aggregate purchase price of Seven Million Dollars ($7,000,000) (the “Aggregate Purchase Price”). Payment of the applicable purchase price shall be made on each Call Closing Date by wire transfer of immediately available funds (without deductions of bank service charges or exchange rate fees) payable to the account designated by the Company, or pursuant to any other method of delivery upon which the parties agree.

3.         Amendment of Memorandum and Articles of Association. The Company agrees that it will, before the first Call Closing, adopt a Fourth Amended and Restated Memorandum and Articles of Association of the Company setting out the rights, privileges and preferences of the Class A Preference Shares as set out in the Certificate of Designation attached hereto as Exhibit B (the “COD”), and register such Fourth Amended and Restated Memorandum and Articles of Association with the Registry of Corporate Affairs in the British Virgin Islands.

4.         Registration Rights.

A.        The Company agrees to use its commercially reasonable best efforts to, within five (5) days after execution of this Agreement, file with the U.S. Securities and Exchange Commission (the “SEC”) one of the following: (i) a prospectus supplement to its existing F-3 registration statement if possible, (ii) if not possible, to file a new registration statement on Form F-3 if available, or (iii) if Form F-3 is not available, to file a new Form F-1, and if Form F-1 is not available, to file such other form as is available, so as to register the sale of the Shares, or the resale thereof, in any case of (i), (ii) or (iii), of the maximum number of Shares (the “Conversion Shares”) that are issuable up to the Exchange Cap (as defined in the COD) upon conversion of the Shares and to maintain the effectiveness of such registration statement until the earlier of when the Conversion Shares are sold or, at the option of the Investor, until all of the Conversion Shares may be sold without restriction under Rule 144.

B.        Once the Company undertakes to register the applicable Shares, the Company shall promptly give to the Investor written notice thereof and the Investor shall have the right to advise the Company of its proposed method of distribution for the registrable Shares as a part of its request and the Company shall include such information in its registration notice. All registration expenses in connection with any registrations pursuant to this Section 4 shall be paid by the Company, except for the Investor’s selling expenses, such as stock transfer taxes, commissions (if applicable) and the Investor’s related attorney fees. The Investor agrees, upon reasonable request by the Company, to enter into customary agreements with respect to the registration process, including with respect to indemnification; provided that the Investor shall only provide indemnification hereunder to the extent of a loss, claim, damage, liability or action based upon the Company’s reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; provided, however, that the Investor shall not be required to indemnify the Company with respect to the foregoing for any amounts paid in settlement if such settlement is effected without the consent of the Investor; and provided, further, that in no event shall any indemnity under this Section 4 exceed the net proceeds from the applicable registered offering received by the Investor.

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5.         Company Representations, Warranties and Indemnification.

A.        In connection with any filing of any registration statement or prospectus or amendment or supplement thereto in connection with the foregoing, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

B.        The Company covenants and agrees that, regardless of any investigation made at any time by or on behalf of Investor or any information Investor may have, the Company shall indemnify Investor and its successors, assigns, employees and agents, and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of: (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement; (ii) any breach of a representation or warranty made by the Company herein or other document or instrument delivered to the Investor by or on behalf of the Company pursuant hereto; (iii) any claim made against Investor in connection with or relating to any liability or obligation of the Company (whether accrued absolute, contingent or otherwise) arising or accruing prior to the date hereof; (iv) any act or omission by the Company existing or occurring after the date hereof concerning or relating to the Company and the subject matter of this Agreement; or (v) any and all actions, suits, proceedings, claims, demands, judgments, compromises, assessments, settlements, costs and expenses (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing.

6.         Investor Representations and Warranties. By executing and delivering this Agreement, the Investor acknowledges, warrants and represents to the Company as follows:

A.        The Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

B.        The Investor has been given access to full and complete information regarding the Company that has been requested and has utilized such access to the Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

C.        The Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has, either alone or with the assistance of a professional advisor, sufficient knowledge and experience in financial and business matters that the Investor believes himself/herself (or itself) capable of evaluating the merits and risks of this purchase the Shares, and the suitability of an investment in the Company in light of the Investor’s financial condition and investment needs, and legal, tax and accounting matters. The Investor has relied upon the advice of the Investor’s legal counsel and accountants or other legal and financial advisors with respect to legal, tax and other considerations relating to the purchase of Shares hereunder. The Investor is not relying solely upon the Company or the Company’s legal counsel with respect to the economic considerations involved in making an investment decision in the Company and the purchase of the Shares.

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D.        The Investor is acquiring the Shares for his or its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws.

E.        If an entity, the Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares, and this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed by an authorized officer or representative of the Investor, and is a legal, valid and binding obligation of the Investor enforceable in accordance with its terms.

F.         The Investor understands that his or its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Investor’s investment.

G.        The Investor is a bona fide resident of the State identified in (or, if an entity, is organized or incorporated under the laws of) and received the subscription and decided to invest in the Securities in, the particular State set forth in the signature page hereto.

7.         Registration Status; Restrictions on Transferability. With respect to the registration status and transferability of the Shares, the Investor understands, acknowledges and agrees that:

A.        At this time, the issuance of the Shares has not been registered under the Securities Act or under applicable state securities laws on the grounds that they are being issued in a transaction not involving a public offering and that, consequently, such transaction is exempt from registration under the Securities Act and applicable state securities laws. The Company will rely on the Investor’s representations herein as a basis for the exemption from the Securities Act’s registration requirements.

B.        The Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under applicable federal or state law; provided that, notwithstanding the foregoing, the Investor may, in its sole discretion, transfer, sell, assign or convey any amount of the Shares to its affiliates, and in such event, the Company shall execute and deliver any and all legal instruments and perform any and all acts which are or may become necessary to effectuate such transfer, sale, assignment or conveyance.

C.        No federal or state agency, including the SEC or the securities commission or authority of any state, has approved or disapproved the Shares, passed upon or endorsed the merits of this subscription of the Shares or the accuracy or adequacy of the Disclosure Documents, or made any finding or determination as to the fairness or fitness of the Shares for sale.

D.        Unless Shares are registered for sale or resale pursuant to Section (4) above, certificates representing the Shares will bear a legend or restrictive notation substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities law of any state. Such securities have been acquired for investment and without a view to their distribution and may not be sold or otherwise disposed of in the absence of any effective registration statement for such securities under the Securities Act of 1933, as amended, and under applicable state securities laws, unless an exemption from registration is available under applicable securities laws.

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8.         Short Sales. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will knowingly execute any “short sales” of the Company’s Ordinary Shares as defined in Rule 200 of Regulation SHO under the Exchange Act during the Call Option Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of Conversion Shares resulting from the purchase and conversion of the Shares shall not be deemed a Short Sale.

9.         Miscellaneous. If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

A.        This Agreement and its terms may only be modified or amended by a written instrument signed by both the Company and the Investor and no amendment may be made to the Company’s Articles of Association, the COD or any other designations of any class or series of Company stock after the date hereof, in any manner that would change (or eliminate) a right provided herein to the Investor in a manner that is materially adverse to the Investor and materially different from the manner in which such specific right is changed (or eliminated) with respect to the Investor, unless consented to in writing beforehand by the Investor.

B.        No failure or delay by either the Company or the Investor in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Investor of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law.

C.        Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Investor and to the successors and assigns of the Company and the Investor and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Investor.

D.        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

E.        This Agreement constitutes the entire agreement among the parties with respect to the Company (except for the terms of the Company’s Articles of Association, as of the date hereof, including the COD). It supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as set forth herein.

F.         Upon reasonable request, the Investor agrees to furnish to the Company such additional information as may be deemed necessary to determine the Investor’s suitability as an investor hereunder.

G.        This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Any Section headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

[Signature page follows]

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PREFERENCE SHARE PURCHASE AGREEMENT AND
LETTER OF INVESTMENT INTENT — SIGNATURE PAGE

Name (please print or type)

By:
Signature of Authorized Agent

Print Name/Title:

Taxpayer Identification Number:

State or Jurisdiction of Organization:

Mailing Address:

Attention:

E-Mail Address:

Executed at	,		effective as of the date first set forth above
City		State

Accepted by:

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

By:

Name:	Chris Chang Yu

Title:	Chairman and CEO

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Exhibit A

Form of Call Notice

See Attached

CALL OPTION NOTICE

_____________________, 20___

AnPac Bio-Medical Science Co., Ltd.
81 Bixing Street, Bihu County
Lishui, Zhejiang Province 323006
The People’s Republic of China

Re:                 Exercise of Call Option under that certain Preference Share Purchase Agreement and Letter of Investment Intent, dated September __, 2020 (the “Purchase Agreement”), by and between AnPac Bio-Medical Science Co., Ltd. (the “Company”) and the undersigned investor (“Investor”). Capitalized terms used but not defined herein have the meanings given in the Purchase Agreement.

Ladies and Gentlemen:

We are hereby notifying the Company that, pursuant to Section 1.A. of the Purchase Agreement, the Investor is executing the Call Option (as defined in the Purchase Agreement) with respect to _____ Shares (as defined in the Purchase Agreement) for an aggregate purchase price of $_____. Investor also represents, warrants and covenants that its representations and warranties set forth in Section 6 of the Purchase Agreement are true and correct as of the date hereof and will be true and correct as of the date of the applicable Call Closing. Please confirm receipt of this notice so that we can proceed to the Call Closing in accordance with the terms of the Purchase Agreement.

Sincerely,

(Name of Investor)
By:

Name:

Its:

A-1

Exhibit B

Class A Preference Share Certificate of Designation

See Attached

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

CERTIFICATE OF DESIGNATIONS, VOTING POWERS,
PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
RIGHTS OF CLASS A PREFERENCE SHARES

I.             The name of the company is AnPac Bio-Medical Science Co., Ltd. (the “Company”), a company incorporated under the laws of the British Virgin Islands.

II.            Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions, and relative rights of Class A Preference Shares hereinafter designated as approved by a resolution of the Board of Directors of the Company pursuant to a provision of the Articles of Association of the Company permitting the issuance of said Class A Preference Shares by resolution of the Board of Directors:

1.             Designation and Rank.

(a)           Designation. The designation of such series of the Preference Shares shall be the Class A Preference Shares, par value $0.01 per share (the “Class A Preference Shares”). The maximum number of Class A Preference Shares shall be Seven Hundred Thousand (700,000) Shares.

(b)           Rank. The Class A Preference Shares shall rank prior to the Class A Ordinary Shares, par value $0.01 per share (the “Class A Ordinary Shares”) and the Class B Ordinary Shares, par value $0.01 per share (the “Class B Ordinary Shares”, together with the Class A Ordinary Shares, the “Ordinary Shares”), and to all other classes and series of equity securities of the Company which by their terms do not rank on a parity with or senior to the Class A Preference Shares (“Junior Stock”). The Class A Preference Shares shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

(c)           Original Issuance Price. The “Original Issuance Price” for the Class A Preference Shares shall be $10.00 (Ten Dollars) per share.

(d)           Certificates. The Class A Preference Shares shall be issued in book entry and not in physical certificates.

2.             Dividends. Whenever the Board of Directors declares a dividend on the Ordinary Shares, each holder of record of a share of Class A Preference Shares, or any fraction of a share of Class A Preference Shares, on the date set by the Board of Directors to determine the owners of the Ordinary Shares of record entitled to receive such dividend (the “Record Date”) shall be entitled to receive, out of any assets at the time legally available therefore, an amount equal to such dividend declared on one share of Ordinary Shares multiplied by the number of Class A Ordinary Shares into which such share, or such fraction of a share, of Class A Preference Shares could be converted on the Record Date, without regard to Section 6(m) hereof.

3.             Voting Rights.

(a)           Class Voting Rights. The Class A Preference Shares shall have the following class voting rights. The Company shall not, without the affirmative vote or consent of the holders of at least a majority of the Class A Preference Shares issued and outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Class A Preference Shares vote separately as a class, amend, alter or repeal the provisions of this Certificate of Designation or the Company’s Memorandum and Articles of Association relating to the rights, preferences, privileges or voting power of the Class A Preference Shares so as to adversely affect any right, preference, privilege or voting power of the Class A Preference Shares. So long as at least 25% of the Class A Preference Shares remain issued and outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the Class A Preference Shares issued and outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Class A Preference Shares vote separately as a class: (i) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of the Company’s Junior Stock; (ii) effect any distribution with respect to any Junior Stock.

(b)           General Voting Rights. Except with respect to matters upon which the Class A Preference Shares shall be entitled to vote separately as a class pursuant to Section 3(a) above, the Class A Preference Shares shall have no voting rights. The Class A Ordinary Shares into which the Class A Preference Shares are convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Class A Ordinary Shares of the Company.

4.             Liquidation Preference.

(a)           In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Preference Shares then issued and outstanding shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus of any nature, before any payment shall be made or any assets distributed to the holders of the Ordinary Shares or any other Junior Stock, an amount per share of Class A Preference Shares calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Ordinary Shares before deduction of any preference payments for the Class A Preference Shares, divided by the total of (x) all of the then issued and outstanding [Class A] Ordinary Shares plus (y) all of the Class A Ordinary Shares into which all of the issued and outstanding Class A Preference Shares can be converted, and then (z) multiplying the sum so obtained by the number of Class A Ordinary Shares into which such share of Class A Preference Shares could then be converted (the “Liquidation Preference Amount”). The liquidation payment with respect to each issued and outstanding fractional share of Class A Preference Shares shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Class A Preference Shares. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Class A Preference Shares), or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the issued and outstanding Class A Preference Shares has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of Class A Preference Shares will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)           A consolidation or merger of the Company with or into any other company or companies, or corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Corporation is disposed of or conveyed, shall be, at the election of the holders of a majority of the Class A Preference Shares, deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4; provided, however, that any such transaction shall not be deemed to be a liquidation, dissolution or winding up unless such transaction is approved by the Board of Directors of the Company and the holders of the Class A Preference Shares do not control the Board of Directors. In the event of the merger or consolidation of the Company with or into another company or corporation that is not treated as a liquidation pursuant to this Section 4(b), the Class A Preference Shares shall maintain its relative rights, powers, designations and preferences provided for herein (including any adjustment required under Section 6(c)v hereof) and no merger shall result inconsistent therewith.

(c)           Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, to the holders of record of the Class A Preference Shares at their respective addresses as the same shall appear on the books of the Company.

5.             [Reserved]

6.             Conversion. The holders of Class A Preference Shares shall have the following conversion rights (the “Conversion Rights”):

(a)           Right to Convert. At any time on or after the issuance of the Class A Preference Shares, the holder of any such Class A Preference Shares may, at such holder’s option, subject to the limitations set forth in Section 6(m) hereof, elect to convert (a “Voluntary Conversion”) all or any portion of the Class A Preference Shares held by such person (the “Voluntary Conversion Amount”) into a number of fully paid and non-assessable Class A Ordinary Shares (the “Conversion Rate”), (1) equal to the Original Issuance Price divided by the lesser of $4.00 or 90% of the then-current Fair Market Value of Class A Ordinary Shares if the average closing price of the Class A Ordinary Shares for the prior five consecutive trading days is less than $5.00 per share, (2) equal to the Original Issuance Price divided by the lesser of $5.00 or 90% of the then-current Fair Market Value of Ordinary Shares if the average closing price of the Class A Ordinary Shares for the prior five consecutive trading days exceeds $5.00 per share, (3) equal to the Original Issuance Price divided by the lesser of $6.00 or 90% of the then-current Fair Market Value of Class A Ordinary Shares if the average closing price of the Ordinary Shares for the prior five consecutive trading days exceeds $6.00 per share, (4) equal to the Original Issuance Price divided by the lesser of $7.00 or 90% of the then-current Fair Market Value of Class A Ordinary Shares if the average closing price of the Class A Ordinary Shares for the prior five consecutive trading days exceeds $7.00 per share, and (5) equal to the Original Issuance Price divided by 90% of the then-current Fair Market Value of Ordinary Shares if the average closing price of the Class A Ordinary Shares for the prior five consecutive trading days exceeds $8.00 per share, as applicable at the time of the Voluntary Conversion and without duplication of the foregoing closing price levels, and subject to the adjustments set forth in Section 6(c) hereof. “Fair Market Value” means the average of the closing prices for the Class A Ordinary Shares on their principal securities market for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date. The Company shall keep written records of the conversion of the Class A Preference Shares converted by each holder.

(b)           Mechanics of Voluntary Conversion. The Voluntary Conversion of Class A Preference Shares shall be conducted in the following manner:

i.              Holder’s Delivery Requirements. To convert Class A Preference Shares into Class A Ordinary Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company.

ii.             Company’s Response. Upon receipt by the Company of a facsimile copy of or email containing a Conversion Notice, the Company shall immediately send, via facsimile or email, a confirmation of receipt of such Conversion Notice to such holder and the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall (x) that same business day if such Conversion Notice was received prior to 1:00 p.m., Eastern Time, or (y) the next business day if such Conversion Notice was received after 1:00 p.m. Eastern Time, issue and deliver to the Depository Trust Company (“DTC”) account on t holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of Ordinary Shares to which the holder shall be entitled. Upon fulfillment of the Conversion by the Company, that number of Class A Preference Shares converted shall automatically be cancelled on the books of the Company without any further action from the holder.

iii.            Record Holder. The person or persons entitled to receive the Class A Ordinary Shares issuable upon a conversion of the Class A Preference Shares shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the Conversion Date.

iv.            Company’s Failure to Timely Convert. If within the time allotted pursuant to Section 6(b)(ii) (the “Share Delivery Period”), the Company shall fail to issue to a holder the number of Class A Ordinary Shares to which such holder is entitled upon such holder’s conversion of the Class A Preference Shares (a “Conversion Failure”), in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such holder on each business day after such second (2nd) business day that such conversion is not timely effected in an amount equal to 1.0% of the product of (A) the sum of the number of Class A Ordinary Shares not so issued to the holder on a timely basis pursuant to Section 6(b)(ii) and to which such holder is entitled and (B) the closing bid price of the Class A Ordinary Shares on the last possible date which the Company could have issued such Ordinary Shares to such holder without violating Section 6(b)(ii). If the Company fails to pay the additional damages set forth in this Section 6(b)(iv) within five (5) business days of the date incurred, then such payment shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until such payments are made.

(c)           Adjustments of Conversion Rate.

i.              Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of initial issuance of the Class A Preference Shares (the “Issuance Date”) effect a share subdivision of the issued and outstanding Class A Ordinary Shares, the Conversion Rate shall be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the issued and outstanding Class A Ordinary Shares, the Conversion Rate shall be proportionately decreased. Any adjustments under this Section 6(c)(i) shall be effective at the close of business on the date the stock split or combination occurs.

ii.             Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Class A Ordinary Shares entitled to receive a dividend or other distribution payable in Class A Ordinary Shares, then, and in each event, the Conversion Rate shall be increased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the Conversion Rate then in effect by a fraction:

(A)          the numerator of which shall be the total number of Class A Ordinary Shares issued and outstanding immediately following the time of such issuance or the close of business on such record date; and

(B)          the denominator of which shall be the total number of Class A Ordinary Shares issued and outstanding immediately prior to the time of such issuance.

iii.            Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Class A Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then, and in each event, an appropriate revision to the applicable Conversion Rate shall be made and provision shall be made (by adjustments of the Conversion Rate or otherwise) so that the holders of Class A Preference Shares shall receive upon conversions thereof, in addition to the number of Class A Ordinary Shares receivable thereon, the number of securities of the Company which they would have received had their Class A Preference Shares been converted into Class A Ordinary Shares on the date of such event (without regard to Section 6(m) hereof) and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 6(c)iii with respect to the rights of the holders of the Class A Preference Shares.

iv.            Adjustments for Reclassification, Exchange or Substitution. If the Class A Ordinary Shares issuable upon conversion of the Class A Preference Shares at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of shares, whether by reclassification, exchange, substitution or otherwise (other than by way of a share subdivision or combination of shares or share dividends provided for in Sections 6(c)(i), 6(c)(ii), 6(c)(iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 6(c)(v) then, and in each event, an appropriate revision to the Conversion Rate shall be made and provisions shall be made so that the holder of each share of Class A Preference Shares shall have the right thereafter to convert such share of Class A Preference Shares into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Class A Ordinary Shares into which such share of Class A Preference Shares might have been converted immediately prior to such reclassification, exchange, substitution or other change (without giving effect to the limitations set forth in Section 6(m) hereof), all subject to further adjustment as provided herein.

v.             Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a share subdivision or combination of shares or share dividends or distributions provided for in Sections 6(c)(i), 6(c)(ii), 6(c)(iii), or a reclassification, exchange or substitution of shares provided for in Section 6(c)(v), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of theCompany’s properties or assets to any other person that is not deemed a liquidation pursuant to Section 4(b) (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Rate shall be made and provision shall be made so that the holder of each share of Class A Preference Shares shall have the right thereafter to convert such share of Class A Preference Shares into the kind and amount of shares of stock and other securities or property of the Company or any successor company or corporation resulting from the Organic Change as the holder would have received as a result of the Organic Change and if the holder had converted its Class A Preference Shares (without regard to Section 6(m) hereof) into the Company’s Class A Ordinary Shares prior to the Organic Change.

vi.            Record Date. In case the Company shall take record of the holders of its Ordinary Shares or any other Preference Shares for the purpose of entitling them to subscribe for or purchase Ordinary Shares or Convertible Securities, then the date of the issue or sale of the Ordinary Shares shall be deemed to be such record date.

(d)           No Impairment. The Company shall not, by amendment of its Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Preference Shares against impairment. In the event a holder shall elect to convert any Class A Preference Shares as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said Class A Preference Shares shall have been issued.

(e)           Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Rate or number of Class A Ordinary Shares issuable upon conversion of the Class A Preference Shares pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Class A Preference Shares a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Class A Preference Shares, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Rate in effect at the time, and the number of Class A Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Class A Preference Shares. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(f)            Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue of Class A Ordinary Shares on conversion of Class A Preference Shares pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(g)           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery, telecopy or facsimile at the address or number designated in the Subscription Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express overnight courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice each holder of Class A Preference Shares at least ten (10) days prior to the date on which the Company takes a record (A) with respect to any dividend or distribution upon the [Class A] Ordinary Shares, (B) with respect to any pro rata subscription offer to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. Subject to Section 4(c), the Company will also give written notice to each holder of Class A Preference Shares at least ten (10) days prior to the date on which any Organic Change will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(h)           Fractional Shares. No fractional Class A Ordinary Shares shall be issued upon conversion of the Class A Preference Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at its option either (i) pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Class A Ordinary Shares for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date, as applicable, or (ii) in lieu of issuing such fractional shares issue one additional whole share to the holder.

(i)            Reservation of Class A Ordinary Shares. The Company shall, so long as any Class A Preference Shares are issued and outstanding, reserve and keep available out of its authorized and unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class A Preference Shares, such number of Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all of the Class A Preference Shares then outstanding (without regard to the limitations on conversion set forth in Section 6(m) hereof).

(j)            Retirement of Class A Preference Shares. Conversion of Class A Preference Shares shall be deemed to have been effected on the applicable Voluntary Conversion Date. The Company shall keep written records of the conversion of the Class A Preference Shares converted by each holder. Upon such Voluntary Conversion, the Class A Preference Shares set forth in a Conversion Notice shall be automatically cancelled. A delivery of original certificates pursuant to Section 6(b)(i) shall be deemed to comply with the requirements of this Section 6).

(k)           Regulatory Compliance. If any Class A Ordinary Shares to be reserved for the purpose of conversion of Class A Preference Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(l)            No Preemptive Rights. Except as provided in Section 6 hereof, no holder of the Class A Preference Shares shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

(m)          Conversion Restriction. Notwithstanding anything herein to the contrary, at no time may a holder of Class A Preference Shares convert (or have its Class A Preference Shares converted pursuant to a Redemption) the Class A Preference Shares if the number of Class A Ordinary Shares to be issued pursuant to such conversion or Redemption would exceed, when aggregated with all other Class A Ordinary Shares owned by such holder at such time, the number of Class A Ordinary Shares which would result in such holder owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) more than 4.99% of all of the Class A Ordinary Shares outstanding at such time; provided, however, that upon a holder of Class A Preference Shares providing the Company with sixty-one (61) days’ notice (pursuant to Section 6(g) hereof) (the “Waiver Notice”) that such holder would like to waive this Section 6(m) of this Certificate of Designation with regard to any or all Class A Ordinary Shares issuable upon conversion of Class A Preference Shares, this Section 6(m) shall be of no force or effect with regard to those Class A Preference Shares referenced in the Waiver Notice, Notwithstanding the foregoing, in no instance shall the Company issue that number of Ordinary Shares to any holder of Class A Preference Shares such that the holder would be the beneficial owner of more than 9.99% of all of the Class A Ordinary Shares outstanding at such time. This 9.99% limitation may not be waived. Further, and notwithstanding anything herein to the contrary, the aggregate number of Class A Ordinary Shares that the Company may issue in connection with the conversion of Class A Preference Shares as provided for herein may not exceed that number of shares which equals 19.99% of the Company’s issued and outstanding Class A Ordinary Shares as of the initial Issuance Date (rounded down to the nearest full share) (the “Exchange Cap”), unless shareholder approval is obtained to issue more than the Exchange Cap in accordance with the rules of the principal market for the Class A Ordinary Shares, provided that the Company may or may not seek such shareholder approval in its sole discretion.

7.             Inability to Fully Convert.

(a)           Holder’s Option if Company Cannot Fully Convert. If, upon the Company’s receipt of a Conversion Notice, the Company cannot issue Class A Ordinary Shares for any reason, including, without limitation, because the Company (i) does not have a sufficient number of Class A Ordinary Shares authorized and available, or (ii) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Class A Ordinary Shares which is to be issued to a holder of Class A Preference Shares pursuant to a Conversion Notice, then the Company shall issue as many Class A Ordinary Shares as it is able to issue in accordance with such holder’s Conversion Notice, and with respect to the unconverted Class A Preference Shares (the “Unconverted Preference Shares”), the holder, solely at such holder’s option, can elect to, at any time after receipt of notice from the Company that there is Unconverted Preference Shares, to void the holder’s Conversion Notice as to the number of Class A Ordinary Shares the Company is unable to issue and retain or have returned, as the case may be, the certificates for the Unconverted Preference Shares.

(b)           Mechanics of Fulfilling Holder’s Election. The Company shall immediately send via facsimile to a holder of Class A Preference Shares, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 7(a) above, a notice of the Company’s inability to fully satisfy such holder’s Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder’s Conversion Notice, and (ii) the number of Class A Preference Shares which cannot be converted. In the case, where the Company cannot satisfy the Holder’s Conversion Notice because the Company has reached the Exchange Cap and the Company has not obtained shareholder approval to exceed the Exchange Cap, the Holder shall be entitled to a cash amount determined in accordance with Section 6(m).

8.             Vote to Change the Terms of Preference Shares. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than a majority of the then issued and outstanding Class A Preference Shares, shall be required for any change to this Certificate of Designation or the Company’s Memorandum and Articles of Association that would amend, alter, change, waive or repeal any of the powers, designations, preferences and rights of the Class A Preference Shares.

9.             Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing the Class A Preference Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of such certificate(s), the Company shall execute and deliver new preference share certificate(s) of like tenor and date.

10.          Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Class A Preference Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Class A Preference Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11.          Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

12.          Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Class A Preference Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this [22nd] day of September 2020.

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

By:

Its:

EXHIBIT I

ANPAC BIO-MEDICAL SCIENCE CO., LTD.

CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Class A Preference Shares (the “Certificate of Designation”) of AnPac Bio-Medical Science Co., Ltd., a company incorporated under the laws of the British Virgin Islands (the “Corporation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of Class A Preference Shares, par value $0.01 per share (the “Preference Shares”), of the Corporation, indicated below into Class A Ordinary Shares, par value $0.01 per share (the “Ordinary Shares”), of the Corporation, by tendering the share(s) of Preference Shares specified below as of the date specified below.

Date of Conversion: ________________________

Number of Preference Shares to be converted: ________________________

Stock certificate no(s). of Preference Shares to be converted: ________________________

The Ordinary Shares have been sold: YES ___ NO ___

Please confirm the following information:

Conversion Rate: ________________________

Number of Ordinary Shares to be issued: ________________________

Number of Ordinary Shares beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion determined in accordance with Section 16 of the Securities Exchange Act of 1934, as amended: ________________________

Please issue the Ordinary Shares into which the Preference Shares are being converted and, if applicable, any check drawn on an account of the Corporation in the following name and to the following address:

Issue to:
Facsimile Number:

Authorization:
By:
Title:

Dated: